Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173327 and 333-217141) and Form F-3 (No. 333-191325) of Adecoagro S.A. of our report dated April 27, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F/A.

PRICE WATERHOUSE & CO. S.R.L.

By:	/s/ Marcelo de Nicola (Partner)
Marcelo de Nicola

Buenos Aires, Argentina

June 21, 2017.